                            LIST OF ALL SUBSIDIARIES

                  ACMC, Inc.
                  AFSS, Inc.
                  Applebee's Beverage, Inc.
                  Applebee's of Michigan, Inc.
                  Applebee's of Minnesota, Inc.
                  Applebee's of New Mexico, Inc.
                  Applebee's of New York, Inc.
                  Applebee's of Nevada, Inc.
                  Applebee's Neighborhood Grill & Bar of Georgia, Inc.
                  Applebee's of Pennsylvania, Inc.
                  Applebee's of Texas, Inc.
                  Applebee's of Virginia, Inc.
                  AII Services, Inc.
                  Apple Vermont Restaurants, Inc.
                  Applebee's Northeast, Inc.
                  Gourmet Systems of Arizona, Inc.
                  Gourmet Systems of California, Inc.
                  Gourmet Systems, Inc.
                  Gourmet Systems of Georgia, Inc.
                  Gourmet Systems of Kansas, Inc.
                  Gourmet Systems of Nevada, Inc.
                  Gourmet Systems of Minnesota, Inc.
                  Gourmet Systems of Tennessee, Inc.
                  Gourmet Systems of Wisconsin, Inc.
                  Innovative Restaurant Concepts, Inc.
                  IRC Kansas, Inc.
                  RB International, Inc.
                  Rio Bravo Services, Inc.
                  Rio Bravo Restaurant, Inc.
                  Summit Restaurants, Inc.
                  Apple American Limited Partnership of Minnesota
                  Anne Arundel Apple Holding Corporation
                  GourmetWest of Nevada, Limited Liability Company
                  Applebee's UK, LLC